SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2013

Independence Resources Plc

(Exact Name of Registrant as Specified in Charter)

England	000-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

254 W. Hanley Ave., Suite A
Coeur d’Alene, ID	83815
(Address of principal executive offices)	(Zip Code)
6039 St. Croix Ave., Coeur d’Alene, ID, 83815
(Former address of principal executive offices)

Registrant’s telephone number, including area code: (208) 209-9868 ext. 39

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2010, Independence Resources PLC (the “Company”) and Pyratine LLC, a Nevada limited liability company formerly known as Skinvera LLC (“Pyratine”) entered into an Asset Purchase Agreement dated March 10, 2010, a copy of which was filed as an exhibit to Company’s Report on Form 10-K filed April 15, 2010 (the “Agreement”). Under the Agreement, Pyratine purchased certain intellectual property rights of the Company, assumed the rights and responsibilities of performing under certain research contracts with the Polish Academy and the Institute for Experimental Biology, and agreed to pay future royalties from the sale of certain intellectual property rights. Also, on March 10, 2010, the Company and Pyratine entered into a Promissory Note, a copy of which was filed as an exhibit to Company’s Report on Form 10-K filed April 15, 2010 (the “Promissory Note”).

A dispute arose with respect to the parties’ respective performance under the Agreement in that (i) Pyratine alleged that the research contracts with the Polish Academy and the Institute for Experimental Biology were cancelled due to the acts and omissions of the Company and (ii) Pyratine failed to make any payments pursuant to the Promissory Note.

On January 1, 2013, the Company entered into a Settlement Agreement and Mutual General Releases (the “Settlement Agreement”), effective January 1, 2012, a copy of which is attached as an exhibit hereto, with Pyratine. Under the Settlement Agreement, Pyratine has agreed to pay $100,000, less one-half of attorneys’ fees incurred by Pyratine capped at $1,500, to the Company on or before December 31, 2012. The Company has also agreed that $100,000 shall be credited against the balance owed by Pyratine to the Company under the Promissory Note. The Company has agreed that any and all intellectual property rights, royalty rights, security interests and other claims, rights or interest, belonging to the Company under “Assets” as defined in the Agreement are eliminated. Lastly, both parties forever waive, release and discharge each other from any and all claims (including without limitation, cross-claims, counterclaims, rights of setoff and recoupment), obligations, causes of action, demands, suits, costs, expenses and damages that they now have or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity that arise under or relate to the parties’ business relationship, including, but not limited to the Agreement, the “Assets” as defined in the Agreement, the royalty payments, the intellectual property rights, and the Promissory Note and any other agreements between the parties.

The Company has also entered into an Amended and Restated Unsecured Note effective January 1, 2012 (the “Amended Note”), a copy of which is attached as an exhibit hereto, under which the balance of $1,876,657 (reflecting the $100,000 credit referred to above) shall mature on July 1, 2021 with interest at 1.17% per annum. Under the Amended Note, there shall be no payments owed until the maturity date and no prepayment penalty.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Settlement Agreement and Mutual General Releases, effective January 1, 2012
99.2	Amended and Restated Unsecured Note, effective January 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Resources PLC

Date: January 4, 2013	By	/s/ John P. Ryan
John P. Ryan, Chief Executive Officer

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